[DESCRIPTION]INDEPENDENT AUDITORS' CONSENT
Exhibit 23
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 2-81733, 33-3420, 33-31765, 33-64248, 33-35592, 33-61429 and 33-32857 of The
Pep Boys - Manny, Moe & Jack and subsidiaries on Forms S-8 of our report dated March 18, 1997, appearing in the Annual Report on Form 10-K of The Pep Boys - Manny, Moe & Jack and subsidiaries for the year ended February 1, 1997.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
May 1, 1997